Pricing Supplement dated January 26, 2010 (To the Prospectus dated January 11, 2010, Prospectus Supplement dated January 11, 2010, and Product Prospectus Supplement dated January 11, 2010)

$35,414,000 Reverse Convertible Notes, each Linked to the Common Stock of a Single Reference Stock Issuer

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus, the prospectus supplement and the product prospectus supplement.

General:
This pricing supplement relates to Thirty Six (36) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock.  All of the Notes offered by this pricing supplement are collectively referred to as the “Notes”.  Some of the Notes have a term of three months (“Three Month Notes”) and some of six months (“Six Month Notes”). The term of each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered by this pricing supplement do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series D

Pricing Date:	January 26, 2010

Issuance Date:	January 29, 2010

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Deposit Currency	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on the last business day of each month during the term of the note, except for the final coupon, which will be paid on the Maturity Date.

Three Month Notes:
Valuation Date:	April 27, 2010
Maturity Date:	April 30, 2010

Six Month Notes:
Valuation Date:	July 27, 2010
Maturity Date:	July 30, 2010

Reference Stock:
No.	Principal Amount	Reference Stock	Ticker	Coupon Rate	Initial Share Price	Barrier Price	Term	CUSIP

1772	$1,124,000	Alcoa Inc.	AA	10.00%	$13.54	$10.83	3 months	78008HUB4

1773	$455,000	Alcatel-Lucent	ALU	19.75%	$3.41	$2.56	3 months	78008HUC2

1774	$1,878,000	ATP Oil & Gas Corporation	ATPG	23.00%	$15.98	$11.99	3 months	78008HUD0

1775	$858,000	Yamana Gold Inc.	AUY	10.50%	$10.58	$7.94	3 months	78008HUE8

1776	$893,000	Citigroup Inc.	C	13.50%	$3.15	$2.52	3 months	78008HUF5

1777	$1,275,000	Continental Airlines Inc.	CAL	19.00%	$19.25	$13.48	3 months	78008HUG3

1778	$1,614,000	Delta Air Lines, Inc.	DAL	20.75%	$13.15	$9.21	3 months	78008HUH1

1779	$1,267,000	DryShips Inc.	DRYS	14.50%	$5.96	$4.47	3 months	78008HUJ7

1780	$523,000	Elan Corporation plc	ELN	17.50%	$7.76	$5.82	3 months	78008HUK4

1781	$2,674,000	Ford Motor Company	F	13.00%	$11.19	$8.95	3 months	78008HUL2

1782	$2,149,000	First Solar, Inc.	FSLR	18.25%	$115.13	$86.35	3 months	78008HUM0

1783	$604,000	Fuel Systems Solutions Inc.	FSYS	21.25%	$37.94	$28.46	3 months	78008HUN8

1784	$833,000	Green Mountain Coffee Roasters, Inc.	GMCR	14.50%	$80.25	$64.2	3 months	78008HUP3

1785	$1,337,000	Genworth Financial Inc.	GNW	17.50%	$13.05	$9.79	3 months	78008HUQ1

1786	$2,825,000	Garmin Ltd.	GRMN	17.25%	$33.15	$24.86	3 months	78008HUR9

1787	$1,184,000	KeyCorp	KEY	15.75%	$6.89	$5.51	3 months	78008HUS7

1788	$2,774,000	Las Vegas Sands Corp.	LVS	21.50%	$16.21	$12.16	3 months	78008HUT5

1789	$325,000	Northern Oil and Gas, Inc.	NOG	18.75%	$11.66	$8.75	3 months	78008HUU2

1790	$1,412,000	Palm, Inc.	PALM	22.25%	$11.17	$7.26	3 months	78008HUV0

1791	$2,298,000	Sprint Nextel Corporation	S	20.50%	$3.41	$2.56	3 months	78008HUW8

1792	$114,000	Wynn Resorts Limited	WYNN	10.75%	$62.85	$47.14	3 months	78008HUX6

1793	$1,359,000	United States Steel Corporation	X	16.25%	$49.61	$39.69	3 months	78008HUY4

1794	$821,000	Amazon.com, Inc.	AMZN	10.75%	$119.48	$89.61	6 months	78008HUZ1

1795	$100,000	Allegheny Technologies, Inc.	ATI	11.75%	$42.46	$31.85	6 months	78008HVA5

1796	$161,000	Chesapeake Energy Corporation	CHK	13.50%	$26.53	$21.22	6 months	78008HVB3

1797	$65,000	Frontier Oil Corporation	FTO	11.50%	$12.99	$9.74	6 months	78008HVC1

1798	$77,000	Market Vectors Gold Miners ETF	GDX	12.50%	$43.13	$34.5	6 months	78008HVD9

1799	$256,000	Hartford Financial Services Group, Inc.	HIG	14.75%	$24.41	$19.53	6 months	78008HVE7

1801	$351,000	The Mosaic Company	MOS	11.00%	$58.58	$46.86	6 months	78008HVG2

1807	$800,000	Delta Air Lines, Inc.	DAL	10.05%	$13.15	$7.89	3 months	78008HVR8

1808	$774,000	Genworth Financial Inc.	GNW	13.60%	$13.05	$9.14	3 months	78008HVS6

1809	$472,000	Palm, Inc.	PALM	24.80%	$11.17	$6.7	3 months	78008HVT4

1813	$300,000	KeyCorp	KEY	13.80%	$6.89	$5.17	3 months	78008HWE6

1814	$862,000	United States Steel Corporation	X	16.50%	$49.61	$34.73	3 months	78008HWD8

1815	$350,000	Palm, Inc.	PALM	26.00%	$11.17	$7.82	3 months	78008HWG1

1816	$250,000	Elan Corporation plc	ELN	7.20%	$7.76	$6.21	3 months	78008HWH9

Term:	As set forth above

Initial Share Price:	The price of the Reference Stock on the Pricing Date.

Final Share Price:	The price of the Reference Stock on the Valuation Date.

Payment at Maturity (if held to maturity):	For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:

(i) the Final Stock Price is less than the Initial Stock Price; and

(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  However, with respect to notes 1815 and 1816, the Physical Delivery Amount (or, at our election, the cash value) will be deliverable to the investor if the Final Stock Price is less than the Barrier Price. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Share Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets Corporation

Secondary Market:
RBC Capital Markets Corporation (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated In the Master Note
All of the terms appearing above the item captioned “Secondary Market” on the cover page of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

Investing in the Notes involves a number of risks.  See “Risk Factors” beginning on page S-1 of the prospectus supplement and “Additional Risk Factors Specific To Your Notes” beginning on page PS-3 of the product prospectus supplement and “Selected Risk Considerations” in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities  laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize.  These costs and profits will reduce the secondary market price, if any secondary market develops, for the Notes.  As a result, you will experience an immediate and substantial decline in the value of your Notes on the issue date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
RevCon# 1772	100%	1.50%	98.50%
	$1,124,000.00	$16,860.00	$1,107,140.00

RevCon# 1773	100%	1.50%	98.50%
	$455,000.00	$6,825.00	$448,175.00

RevCon# 1774	100%	1.50%	98.50%
	$1,878,000.00	$28,170.00	$1,849,830.00

RevCon# 1775	100%	1.50%	98.50%
	$858,000.00	$12,870.00	$845,130.00

RevCon# 1776	100%	1.50%	98.50%
	$893,000.00	$13,395.00	$879,605.00

RevCon# 1777	100%	1.50%	98.50%
	$1,275,000.00	$19,125.00	$1,255,875.00

RevCon# 1778	100%	1.50%	98.50%
	$1,614,000.00	$24,210.00	$1,589,790.00

RevCon# 1779	100%	1.50%	98.50%
	$1,267,000.00	$19,005.00	$1,247,995.00

RevCon# 1780	100%	1.50%	98.50%
	$523,000.00	$7,845.00	$515,155.00

RevCon# 1781	100%	1.50%	98.50%
	$2,674,000.00	$40,110.00	$2,633,890.00

RevCon# 1782	100%	1.50%	98.50%
	$2,149,000.00	$32,235.00	$2,116,765.00

RevCon# 1783	100%	1.50%	98.50%
	$604,000.00	$9,060.00	$594,940.00

RevCon# 1784	100%	1.50%	98.50%
	$833,000.00	$12,495.00	$820,505.00

RevCon# 1785	100%	1.50%	98.50%
	$1,337,000.00	$20,055.00	$1,316,945.00

RevCon# 1786	100%	1.50%	98.50%
	$2,825,000.00	$42,375.00	$2,782,625.00

RevCon# 1787	100%	1.50%	98.50%
	$1,184,000.00	$17,760.00	$1,166,240.00

RevCon# 1788	100%	1.50%	98.50%
	$2,774,000.00	$41,610.00	$2,732,390.00

RevCon# 1789	100%	1.50%	98.50%
	$325,000.00	$4,875.00	$320,125.00

RevCon# 1790	100%	1.50%	98.50%
	$1,412,000.00	$21,180.00	$1,390,820.00

RevCon# 1791	100%	1.50%	98.50%
	$2,298,000.00	$34,470.00	$2,263,530.00

RevCon# 1792	100%	1.50%	98.50%
	$114,000.00	$1,710.00	$112,290.00

RevCon# 1793	100%	1.50%	98.50%
	$1,359,000.00	$20,385.00	$1,338,615.00

	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
RevCon# 1794	100%	1.50%	98.50%
	$821,000.00	$12,315.00	$808,685.00

RevCon# 1795	100%	1.50%	98.50%
	$100,000.00	$1,500.00	$98,500.00

RevCon# 1796	100%	1.50%	98.50%
	$161,000.00	$2,415.00	$158,585.00

RevCon# 1797	100%	1.50%	98.50%
	$65,000.00	$975.00	$64,025.00

RevCon# 1798	100%	1.50%	98.50%
	$77,000.00	$1,155.00	$75,845.00

RevCon# 1799	100%	1.50%	98.50%
	$256,000.00	$3,840.00	$252,160.00

RevCon# 1801	100%	1.50%	98.50%
	$351,000.00	$5,265.00	$345,735.00

RevCon# 1807	100%	1.25%	98.75%
	$800,000.00	$10,000.00	$790,000.00

RevCon# 1808	100%	1.25%	98.75%
	$774,000.00	$9,675.00	$764,325.00

RevCon# 1809	100%	1.25%	98.75%
	$472,000.00	$5,900.00	$466,100.00

RevCon# 1813	100%	1.25%	98.75%
	$300,000.00	$3,750.00	$296,250.00

RevCon# 1814	100%	1.25%	98.75%
	$862,000.00	$10,775.00	$851,225.00

RevCon# 1815	100%	2.00%	98.00%
	$350,000.00	$7,000.00	$343,000.00

RevCon# 1816	100%	2.00%	98.00%
	$250,000.00	$5,000.00	$245,000.00

RBC Capital Markets Corporation
January 26, 2010

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 11, 2010, as supplemented by the prospectus supplement dated January 11, 2010 and the product prospectus supplement dated January 11, 2010, relating to our Senior Global Medium-Term Notes, Series D, of which these Notes are a part.  This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement and “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement, as the Notes involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000063/m18100424b3.htm

•	Prospectus Supplement dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000064/f17102424b3.htm

•	Product Prospectus Supplement dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000082/m110100424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Share Price of $100, a Barrier Price of 60% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Share Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200	100.00%	100.00%	n/a	n/a
$175	100.00%	100.00%	n/a	n/a
$150	100.00%	100.00%	n/a	n/a
$125	100.00%	100.00%	n/a	n/a
$100	100.00%	100.00%	n/a	n/a
$90	100.00%	Physical or Cash Delivery Amount	10	$900
$80	100.00%	Physical or Cash Delivery Amount	10	$800
$70	100.00%	Physical or Cash Delivery Amount	10	$700
$60	100.00%	Physical or Cash Delivery Amount	10	$600
$59.50	n/a	Physical or Cash Delivery Amount	10	$595
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous.  The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

Selected Risk Considerations

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

Certain U.S. Federal Income Tax Considerations:

•
RevCon 78008HUB4 (AA):  0.25% of each stated interest payment (10.00% in total) will be treated as an interest payment and 9.75% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUC2 (ALU):  0.25% of each stated interest payment (19.75% in total) will be treated as an interest payment and 19.50% of each stated interest payment (19.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUD0 (ATPG):  0.25% of each stated interest payment (23.00% in total) will be treated as an interest payment and 22.75% of each stated interest payment (23.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUE8 (AUY):  0.25% of each stated interest payment (10.50% in total) will be treated as an interest payment and 10.25% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUF5 (C):  0.25% of each stated interest payment (13.50% in total) will be treated as an interest payment and 13.25% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUG3 (CAL):  0.25% of each stated interest payment (19.00% in total) will be treated as an interest payment and 18.75% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUH1 (DAL):  0.25% of each stated interest payment (20.75% in total) will be treated as an interest payment and 20.50% of each stated interest payment (20.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUJ7 (DRYS):  0.25% of each stated interest payment (14.50% in total) will be treated as an interest payment and 14.25% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUK4 (ELN):  0.25% of each stated interest payment (17.50% in total) will be treated as an interest payment and 17.25% of each stated interest payment (17.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUL2 (F):  0.25% of each stated interest payment (13.00% in total) will be treated as an interest payment and 12.75% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUM0 (FSLR):  0.25% of each stated interest payment (18.25% in total) will be treated as an interest payment and 18.00% of each stated interest payment (18.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUN8 (FSYS):  0.25% of each stated interest payment (21.25% in total) will be treated as an interest payment and 21.00% of each stated interest payment (21.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUP3 (GMCR):  0.25% of each stated interest payment (14.50% in total) will be treated as an interest payment and 14.25% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUQ1 (GNW):  0.25% of each stated interest payment (17.50% in total) will be treated as an interest payment and 17.25% of each stated interest payment (17.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUR9 (GRMN):  0.25% of each stated interest payment (17.25% in total) will be treated as an interest payment and 17.00% of each stated interest payment (17.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUS7 (KEY):  0.25% of each stated interest payment (15.75% in total) will be treated as an interest payment and 15.50% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUT5 (LVS):  0.25% of each stated interest payment (21.50% in total) will be treated as an interest payment and 21.25% of each stated interest payment (21.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUU2 (NOG):  0.25% of each stated interest payment (18.75% in total) will be treated as an interest payment and 18.50% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUV0 (PALM):  0.25% of each stated interest payment (22.25% in total) will be treated as an interest payment and 22.00% of each stated interest payment (22.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUW8 (S):  0.25% of each stated interest payment (20.50% in total) will be treated as an interest payment and 20.25% of each stated interest payment (20.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUX6 (WYNN):  0.25% of each stated interest payment (10.75% in total) will be treated as an interest payment and 10.50% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUY4 (X):  0.25% of each stated interest payment (16.25% in total) will be treated as an interest payment and 16.00% of each stated interest payment (16.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HUZ1 (AMZN):  0.39% of each stated interest payment (10.75% in total) will be treated as an interest payment and 10.36% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HVA5 (ATI):  0.39% of each stated interest payment (11.75% in total) will be treated as an interest payment and 11.36% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HVB3 (CHK):  0.39% of each stated interest payment (13.50% in total) will be treated as an interest payment and 13.11% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HVC1 (FTO):  0.39% of each stated interest payment (11.50% in total) will be treated as an interest payment and 11.11% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HVD9 (GDX):  0.39% of each stated interest payment (12.50% in total) will be treated as an interest payment and 12.11% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HVE7 (HIG):  0.39% of each stated interest payment (14.75% in total) will be treated as an interest payment and 14.36% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HVG2 (MOS):  0.39% of each stated interest payment (11.00% in total) will be treated as an interest payment and 10.61% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HVR8 (DAL):  0.25% of each stated interest payment (10.05% in total) will be treated as an interest payment and 9.80% of each stated interest payment (10.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HVS6 (GNW):  0.25% of each stated interest payment (13.60% in total) will be treated as an interest payment and 13.35% of each stated interest payment (13.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HVT4 (PALM):  0.25% of each stated interest payment (24.80% in total) will be treated as an interest payment and 24.55% of each stated interest payment (24.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HWE6 (KEY):  0.25% of each stated interest payment (13.80% in total) will be treated as an interest payment and 13.55% of each stated interest payment (13.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HWD8 (X):  0.25% of each stated interest payment (16.50% in total) will be treated as an interest payment and 16.25% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HWG1 (PALM):  0.25% of each stated interest payment (26.00% in total) will be treated as an interest payment and 25.75% of each stated interest payment (26.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HWH9 (ELN):  0.25% of each stated interest payment (7.20% in total) will be treated as an interest payment and 6.95% of each stated interest payment (7.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 11, 2010 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

Information Regarding the Issuers of the Reference Stocks

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

•
Alcoa Inc. produces primary aluminum, fabricated aluminum, and alumina, and participates in mining, refining, smelting, fabricating, and recycling.  The Company serves customers worldwide primarily in the transportation, packaging, building, and industrial markets with both fabricated and finished products.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

•
Alcatel-Lucent manufactures telecommunications equipment, and offers telecommunications services. The Company's telecommunications equipment and services enable its customers to send or receive virtually any type of voice or data transmission.  Alcatel-Lucent designs and builds public and private networks, communications systems and software, and data networking systems.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11130

•
ATP Oil & Gas Corporation acquires and develops natural gas and oil properties, and produces natural gas and crude oil, primarily in the outer continental shelf of the Gulf of Mexico.  The Company concentrates on proven undeveloped reserves which have not been strategic to major oil and gas exploration companies.  ATP also operates in the shallow waters of the Gulf of Mexico and in the North Sea.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32647

•	Yamana Gold Inc. is an intermediate gold producer with production, development stage, and exploration properties throughout Brazil. The Company also holds gold exploration properties in Argentina.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31880

•
Citigroup Inc. is a diversified financial services holding company that provides a broad range of financial services to consumer and corporate customers around the world.  The Company's services include investment banking, retail brokerage, corporate banking, and cash management products and services.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924

•
Continental Airlines, Inc. is an air carrier that transports passengers, cargo, and mail.  The Company, together with Expressjet Airlines, Inc., doing business as Continental Express and its wholly owned subsidiary, Continental Micronesia, Inc., serves airports worldwide. Continental directly serves several European cities, South American cities, Hong Kong, and Tokyo.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10323

•	Delta Air Lines, Inc. provides scheduled air transportation for passengers, freight, and mail over a network of routes throughout the United States and internationally.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05424

•
DryShips Inc. owns and operates drybulk carriers.  Commodities transported by the Company consist of major bulks, which include iron ore, coal, and grain, and minor bulks such as bauxite, phosphate and steel products. The Company also owns Ultra Deep Water Rigs.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33922

•
Elan Corporation plc is a specialty pharmaceutical company.  The Group's drug delivery technologies are designed to aid and control the absorption and utilization of active pharmaceutical compounds.  Elan's Pharmaceutical division focuses on the discovery, development and commercialization of products in the areas of acute care, pain management, infectious diseases and neurology.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13896

•	Ford Motor Company designs, manufactures, and services cars and trucks. The Company also provides vehicle-related financing, leasing, and insurance through its subsidiary.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950

•	First Solar, Inc. designs and manufactures solar modules. The Company uses a thin film semiconductor technology to manufacture electricity-producing solar modules.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33156

•
Fuel Systems Solutions Inc. provides advanced alternative fuel systems technology and components for internal combustion engines.  The Company's products enable these engines to function using environmentally friendly gaseous fuels such as propane, natural gas, and biogas.  Fuel Systems is a supplier to original equipment manufacturers and the aftermarket.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32999

•
Green Mountain Coffee Roasters, Inc. roasts Arabica coffees and offers various coffee selections.  The Company's products include single-origin, estate, certified organic, Fair Trade, signature blends, and flavored coffees sold under the Green Mountain Coffee Roasters brand.  Green Mountain serves offices, supermarkets, and convenience stores, and operates a direct mail business.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12340

•
Genworth Financial Inc. offers insurance, wealth management, investment and financial solutions   The Company offers products that include life insurance products, long-term care insurance, and mortgage guarantee insurance coverage on residential mortgage loans.  Genworth is active in the United States, Canada, Australia, New Zealand, Mexico and multiple European countries.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32195

•
Garmin Ltd. provides navigation, communications, and information devices, most of which are enabled by Global Positioning System (GPS) technology.  The Company designs, develops, manufactures, and markets hand-held, portable, and fixed mount GPS-enabled products and other navigation, communications, and information products under the GARMIN brand name.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-31983

•
KeyCorp is a financial services holding company.  The Company provides a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11302

•
Las Vegas Sands Corp. owns and operates the Venetian Casino Resort and the Sands Expo and Convention Center in Las Vegas, Nevada, and the Sands Macao Casino in Macau, China.  The Company is also in the process of developing the Palazzo Casino Resort in Las Vegas and the Macao Venetian Casino Resort in Macau.  Las Vegas Sands is also seeking to develop gaming properties in other countries.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32373

•	Northern Oil and Gas, Inc. is an oil and gas exploration and production company. The Company is currently focused on the Rocky Mountain regions of the United States.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33999

•
Palm, Inc. provides mobile computing products through Internet, retail, reseller, and wireless operator channels throughout the world.  The Company also sells its products through its own retail and online stores.  The Company's products include smartphones, mobile managers, handheld computers, and software and accessories.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29597

•
Sprint Nextel Corporation offers a range of wireless and wireline communications services to consumer, business, and government customers.  The Company develops, engineers, and deploys various technologies, including two wireless networks offering mobile data services, instant national and international push-to-talk capabilities, and a global Tier 1 Internet backbone.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04721

•
Wynn Resorts Limited owns and operates luxury hotels and destination casino resorts in Las Vegas, Nevada and in Macau, China.  The resorts feature guest rooms and suits, restaurants, golf courses, and on-site luxury automotive dealerships.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50028

•
United States Steel Corporation is an integrated steel producer with production operations in North America and Europe. The Company's operations include coke production in both North America and Europe and iron ore pellets in North America, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16811

•
Amazon.com, Inc. is an online retailer that offers a wide range of products. The Company's products include books, music, videotapes, computers, electronics, home and garden, and numerous other products.  Amazon offers personalized shopping services, Web-based credit card payment, and direct shipping to customers.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22513

•
Allegheny Technologies, Inc. produces specialty materials.  The Company's products include titanium and titanium alloys, nickel-based alloys and superalloys, zirconium, hafnium and niobium, stainless and specialty steel alloys, grain-oriented electrical steel, tungsten-based materials and cutting tools, carbon alloy impression die forgings, and large grey and ductile iron.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12001

•
Chesapeake Energy Corporation produces oil and natural gas.  The Company's operations are focused on discovering, developing and acquiring conventional and unconventional natural gas reserves onshore in the United States.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

•
Frontier Oil Corporation conducts crude oil refining in the Rocky Mountain region of the United States.  The Company sells refined products to a variety of independent retailers, jobbers, and major oil companies.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07627

•	Market Vectors Gold Miners ETF is an exchange-traded fund incorporated in the USA. The Fund seeks investment results that correspond to the price and yield of the Amex Gold Miners Index.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 333-123257

•
The Hartford Financial Services Group, Inc. provides a range of insurance products.  The Company's products include property and casualty insurance, annuities, life insurance, investment services, and group insurance.  Hartford Financial operates around the world.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13958

•
The Mosaic Company produces and distributes crop nutrients to the agricultural communities located in North America and other countries.  The Company's principal products include concentrated phosphates, and potash.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327

The Market Vectors Gold Miners ETF (GDX)

We have derived all information contained in this preliminary pricing supplement regarding the Fund from publicly available information. Such information reflects the policies of, and is subject to change by, Market Vectors ETF Trust and Van Eck. We make no representation or warranty as to the accuracy or completeness of such information. The Fund is an investment portfolio of the Market Vectors ETF Trust, a registered investment company. Van Eck is the investment adviser to the Fund. The Fund is an Exchange Traded Fund that trades on the NYSE Arca, Inc. under the ticker symbol “GDX.”

The Fund is an exchange-traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index (the “Underlying Index”). The Underlying Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in mining for gold or silver. The Underlying Index includes common stocks and ADRs of selected companies that are involved in mining for gold and silver and that are listed for trading on the NYSE, the NYSE Amex or The NASDAQ Stock Market. Only companies with market capitalization greater than $100 million and that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the NYSE Arca Gold Miners Index. It is possible that the Fund may not fully replicate the performance of the Underlying Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the SEC by the Fund under the Securities Act of 1933, as amended, and the 1940 Act, can be located by reference to the SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

Market Vectors is a service mark of Van Eck. The Notes are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the Notes.

The NYSE Arca Gold Miners Index

Description of the NYSE Arca Gold Miners Index

We have derived all information contained in this preliminary pricing supplement  regarding the NYSE Arca Gold Miners Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information and information supplied by the NYSE Arca. Such information reflects the policies of, and is subject to change by, the NYSE Arca. We make no representation or warranty as to the accuracy or completeness of such information. The NYSE Arca Gold Miners Index was developed by the NYSE Amex (formerly the American Stock Exchange) and is calculated, maintained and published by the NYSE Arca. The NYSE Arca has no obligation to continue to publish, and may discontinue the publication of, the NYSE Arca Gold Miners Index.

The NYSE Arca Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “GDM.”

The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold or silver.

Eligibility Criteria for Index Components

The NYSE Arca Gold Miners Index includes common stocks and ADRs of selected companies that are involved in mining for gold and silver and that are listed for trading on the NYSE, the NYSE Amex or The NASDAQ Stock Market. Only companies with market capitalization greater than $100 million that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the NYSE Arca Gold Miners Index.

Index Calculation

The NYSE Arca Gold Miners Index is calculated using a modified market capitalization weighting methodology. The NYSE Arca Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the NYSE Arca Gold Miners Index:

(1)	the weight of any single component security may not account for more than 20% of the total value of the NYSE Arca Gold Miners Index;

(2)
the component securities are split into two subgroups–large and small, which are ranked by market capitalization weight in the NYSE Arca Gold Miners Index. Large stocks are defined as having a NYSE Arca Gold Miners Index weight greater than or equal to 5%. Small securities are defined as having an NYSE Arca Gold Miners Index weight below 5%; and

(3)
the aggregate weight of those component securities which individually represent more than 4.5% of the total value of the NYSE Arca Gold Miners Index may not account for more than 50% of the total NYSE Arca Gold Miners Index value.

The NYSE Arca Gold Miners Index is reviewed quarterly so that the NYSE Arca Gold Miners Index components continue to represent the universe of companies involved in the gold mining industry. The NYSE Arca may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Arca’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the NYSE Arca Gold Miners Index. Changes to the NYSE Arca Gold Miners Index compositions and/or the component share weights in the NYSE Arca Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

At the time of the quarterly rebalance, the weights for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures:

☐
Diversification Rule 1: If any component stock exceeds 20% of the total value of the NYSE Arca Gold Miners Index, then all stocks greater than 20% of the NYSE Arca Gold Miners Index are reduced to represent 20% of the value of the NYSE Arca Gold Miners Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated.

☐
Diversification Rule 2: The components are sorted into two groups, large are components with a starting index weight of 5% or greater and small are those that are under 5% (after any adjustments for Diversification Rule 1). Each group in aggregate will be represent 50% of the index weight. The weight of each of the large stocks will be scaled down proportionately with a floor of 5% so that the aggregate weight of the large components will be reduced to represent 50% of the NYSE Arca Gold Miners Index. If any component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 5% and the proportion by which the stocks were scaled down, the components with weights greater than 5% will reduced proportionately. The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 4.5% and the proportion by which the stocks were scaled down. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

Index Maintenance

The NYSE Arca Gold Miners Index is reviewed quarterly to ensure that at least 90% of the index weight is accounted for by index components that continue to meet the initial eligibility requirements. Components will be removed from the NYSE Arca Gold Miners Index during the quarterly review, if the market capitalization falls below $50 million or the traded average daily shares for the previous six months is lower than 25,000 shares. In conjunction with the quarterly review, the share weights used in the calculation of the NYSE Arca Gold Miners Index are determined based upon current shares outstanding modified, if necessary, to provide greater Index diversification, as described above. The index components and their share weights are determined and announced prior to taking effect. The share weight of each component stock in the index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as stock splits, reverse stock splits, stock dividends, or similar events. The share weights used in the index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews. However, in the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any stock issued in the acquisition. The NYSE Arca may substitute stocks or change the number of stocks included in the NYSE Arca Gold Miners Index, based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share weight changes to the index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component stock of the NYSE Arca Gold Miners Index; the index divisor may be adjusted to ensure that there are no changes to the index level as a result of nonmarket forces.

Historical Information

The graphs below set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2006, 2007, 2008, 2009, as well as for the period from January 1, 2010 to January 26, 2010. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	32.20	28.39	30.56
4/1/2006	6/30/2006	36.96	28.55	32.36
7/1/2006	9/29/2006	34.00	26.60	28.04
9/30/2006	12/29/2006	31.33	26.39	30.01

1/1/2007	3/30/2007	36.05	28.09	33.90
3/31/2007	6/29/2007	42.90	33.63	40.53
6/30/2007	9/28/2007	48.77	30.25	39.12
9/29/2007	12/31/2007	40.70	33.22	36.55

1/1/2008	3/31/2008	39.67	26.69	36.06
4/1/2008	6/30/2008	44.77	33.65	35.62
7/1/2008	9/30/2008	35.66	20.93	22.58
10/1/2008	12/31/2008	22.35	6.80	11.26

1/1/2009	3/31/2009	12.44	4.97	7.34
4/1/2009	6/30/2009	12.38	7.03	10.33
7/1/2009	9/30/2009	14.84	8.96	13.12
10/1/2009	12/10/2009	16.51	11.89	16.12

1/1/2010	1/26/2010	17.60	13.30	13.54

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	16.12	12.68	15.40
4/1/2006	6/30/2006	16.51	11.56	12.61
7/1/2006	9/29/2006	12.91	10.63	12.18
9/30/2006	12/29/2006	14.49	11.64	14.22

1/1/2007	3/30/2007	15.43	11.41	11.82
3/31/2007	6/29/2007	14.09	11.71	14.00
6/30/2007	9/28/2007	14.57	8.53	10.18
9/29/2007	12/31/2007	10.47	7.15	7.32

1/1/2008	3/31/2008	7.40	5.08	5.76
4/1/2008	6/30/2008	7.67	5.73	6.04
7/1/2008	9/30/2008	6.54	3.57	3.84
10/1/2008	12/31/2008	4.05	1.74	2.15

1/1/2009	3/31/2009	2.38	1.09	1.86
4/1/2009	6/30/2009	2.93	1.82	2.48
7/1/2009	9/30/2009	4.66	2.01	4.49
10/1/2009	12/10/2009	4.95	3.19	3.32

1/1/2010	1/26/2010	3.82	3.33	3.41

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	44.05	36.05	43.91
4/1/2006	6/30/2006	49.70	35.04	41.93
7/1/2006	9/29/2006	43.30	35.35	36.94
9/30/2006	12/29/2006	47.29	34.16	39.57

1/1/2007	3/30/2007	43.65	35.15	37.6
3/31/2007	6/29/2007	49.00	37.46	48.64
6/30/2007	9/28/2007	49.39	38.44	47.03
9/29/2007	12/31/2007	57.58	43.19	50.54

1/1/2008	3/31/2008	52.25	28.88	32.72
4/1/2008	6/30/2008	47.35	26.54	39.47
7/1/2008	9/30/2008	41.50	16.16	17.81
10/1/2008	12/31/2008	18.72	3.89	5.85

1/1/2009	3/31/2009	7.92	2.75	5.13
4/1/2009	6/30/2009	10.20	4.81	6.96
7/1/2009	9/30/2009	23.00	5.22	17.89
10/1/2009	12/10/2009	21.87	14.40	18.28

1/1/2010	1/26/2010	20.57	15.90	15.98

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	9.75	6.60	9.26
4/1/2006	6/30/2006	12.42	7.79	9.86
7/1/2006	9/29/2006	11.38	8.75	9.25
9/30/2006	12/29/2006	13.81	7.82	13.18

1/1/2007	3/30/2007	15.44	11.32	14.36
3/31/2007	6/29/2007	15.25	11.02	11.12
6/30/2007	9/28/2007	13.04	8.40	11.78
9/29/2007	12/31/2007	15.88	11.04	12.94

1/1/2008	3/31/2008	19.93	13.17	14.62
4/1/2008	6/30/2008	16.99	12.24	16.54
7/1/2008	9/30/2008	17.00	7.27	8.33
10/1/2008	12/31/2008	8.80	3.31	7.72

1/1/2009	3/31/2009	9.75	5.80	9.25
4/1/2009	6/30/2009	12.00	7.36	8.84
7/1/2009	9/30/2009	11.49	8.22	10.71
10/1/2009	12/10/2009	14.37	9.98	11.38

1/1/2010	1/26/2010	13.06	10.37	10.58

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	49.58	44.81	47.23
4/1/2006	6/30/2006	50.72	47.15	48.25
7/1/2006	9/29/2006	50.35	46.22	49.67
9/30/2006	12/29/2006	57.00	48.83	55.70

1/1/2007	3/30/2007	56.28	48.05	51.34
3/31/2007	6/29/2007	55.55	50.41	51.29
6/30/2007	9/28/2007	52.97	44.66	46.67
9/29/2007	12/31/2007	48.95	28.80	29.44

1/1/2008	3/31/2008	29.89	17.99	21.42
4/1/2008	6/30/2008	27.35	16.58	16.76
7/1/2008	9/30/2008	22.53	12.85	20.51
10/1/2008	12/31/2008	23.50	3.05	6.71

1/1/2009	3/31/2009	7.59	0.97	2.53
4/1/2009	6/30/2009	4.48	2.43	2.97
7/1/2009	9/30/2009	5.43	2.55	4.84
10/1/2009	12/10/2009	5.00	3.13	3.31

1/1/2010	1/26/2010	3.70	3.15	3.15

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	28.90	16.74	26.90
4/1/2006	6/30/2006	31.03	22.51	29.80
7/1/2006	9/29/2006	32.04	22.03	28.31
9/30/2006	12/29/2006	46.29	28.56	41.25

1/1/2007	3/30/2007	52.40	35.22	36.39
3/31/2007	6/29/2007	44.10	32.00	33.87
6/30/2007	9/28/2007	38.79	26.21	33.03
9/29/2007	12/31/2007	37.79	21.59	22.25

1/1/2008	3/31/2008	31.25	17.19	19.23
4/1/2008	6/30/2008	23.42	9.70	10.11
7/1/2008	9/30/2008	21.40	5.91	16.68
10/1/2008	12/31/2008	20.89	9.49	18.06

1/1/2009	3/31/2009	21.83	6.37	8.81
4/1/2009	6/30/2009	15.76	7.86	8.86
7/1/2009	9/30/2009	17.55	8.76	16.44
10/1/2009	12/10/2009	18.75	10.94	17.92

1/1/2010	1/26/2010	20.58	17.33	19.25

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

3/31/2007	6/29/2007	23.25	18.02	19.70
6/30/2007	9/28/2007	21.80	14.94	17.95
9/29/2007	12/31/2007	21.10	14.04	14.89

1/1/2008	3/31/2008	18.99	7.94	8.60
4/1/2008	6/30/2008	10.89	4.80	5.70
7/1/2008	9/30/2008	10.26	4.00	7.45
10/1/2008	12/31/2008	12.00	5.10	11.46

1/1/2009	3/31/2009	12.65	3.51	5.63
4/1/2009	6/30/2009	8.27	5.31	5.79
7/1/2009	9/30/2009	9.88	5.56	8.96
10/1/2009	12/10/2009	12.08	6.78	11.38

1/1/2010	1/26/2010	13.73	10.95	13.15

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	13.84	9.90	10.58
4/1/2006	6/30/2006	11.25	8.50	10.79
7/1/2006	9/29/2006	14.89	10.28	13.40
9/30/2006	12/29/2006	18.06	12.63	18.01

1/1/2007	3/30/2007	23.67	16.85	22.53
3/31/2007	6/29/2007	44.75	22.66	43.38
6/30/2007	9/28/2007	93.37	43.51	90.84
9/29/2007	12/31/2007	131.34	69.62	77.40

1/1/2008	3/31/2008	88.49	48.21	59.91
4/1/2008	6/30/2008	116.43	58.64	80.18
7/1/2008	9/30/2008	81.49	30.52	35.49
10/1/2008	12/31/2008	38.87	3.04	10.66

1/1/2009	3/31/2009	17.35	2.72	5.09
4/1/2009	6/30/2009	11.48	4.35	5.78
7/1/2009	9/30/2009	7.99	4.90	6.63
10/1/2009	12/10/2009	7.62	5.66	5.82

1/1/2010	1/26/2010	6.95	5.81	5.96

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	16.83	11.88	14.44
4/1/2006	6/30/2006	19.42	14.06	16.70
7/1/2006	9/29/2006	16.85	13.14	15.60
9/30/2006	12/29/2006	16.15	13.80	14.75

1/1/2007	3/30/2007	15.10	11.70	13.29
3/31/2007	6/29/2007	22.40	13.31	21.93
6/30/2007	9/28/2007	23.11	16.37	21.04
9/29/2007	12/31/2007	24.90	20.90	21.98

1/1/2008	3/31/2008	26.88	17.82	20.86
4/1/2008	6/30/2008	36.00	20.53	35.55
7/1/2008	9/30/2008	37.45	9.55	10.67
10/1/2008	12/31/2008	11.53	4.99	6.00

1/1/2009	3/31/2009	9.13	4.85	6.64
4/1/2009	6/30/2009	8.58	5.41	6.37
7/1/2009	9/30/2009	8.59	6.44	7.11
10/1/2009	12/10/2009	7.12	4.61	6.52

1/1/2010	1/26/2010	8.17	6.50	7.76

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	8.96	7.39	7.96
4/1/2006	6/30/2006	8.05	6.17	6.93
7/1/2006	9/29/2006	9.48	6.06	8.09
9/30/2006	12/29/2006	9.19	6.85	7.51

1/1/2007	3/30/2007	8.97	7.43	7.89
3/31/2007	6/29/2007	9.70	7.67	9.42
6/30/2007	9/28/2007	9.64	7.49	8.49
9/29/2007	12/31/2007	9.24	6.65	6.73

1/1/2008	3/31/2008	6.94	4.95	5.72
4/1/2008	6/30/2008	8.79	4.46	4.81
7/1/2008	9/30/2008	6.33	4.17	5.20
10/1/2008	12/31/2008	4.95	1.01	2.29

1/1/2009	3/31/2009	2.99	1.50	2.63
4/1/2009	6/30/2009	6.54	2.40	6.07
7/1/2009	9/30/2009	8.86	5.24	7.21
10/1/2009	12/10/2009	10.37	6.61	10.00

1/1/2010	1/26/2010	12.14	10.05	11.19

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

9/30/2006	12/29/2006	30.00	20.00	29.84

1/1/2007	3/30/2007	59.88	27.54	52.01
3/31/2007	6/29/2007	91.10	52.08	89.29
6/30/2007	9/28/2007	123.21	74.77	117.74
9/29/2007	12/31/2007	283.00	119.91	267.14

1/1/2008	3/31/2008	272.79	143.31	231.14
4/1/2008	6/30/2008	317.00	232.20	272.82
7/1/2008	9/30/2008	301.30	175.48	188.91
10/1/2008	12/31/2008	202.93	85.28	137.96

1/1/2009	3/31/2009	165.20	100.90	132.70
4/1/2009	6/30/2009	207.51	129.88	162.20
7/1/2009	9/30/2009	176.05	112.09	152.86
10/1/2009	12/10/2009	162.20	115.09	135.40

1/1/2010	1/26/2010	142.46	109.77	115.13

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	13.70	9.96	13.04
4/1/2006	6/30/2006	24.98	12.04	21.34
7/1/2006	9/29/2006	22.42	11.08	12.72
9/30/2006	12/29/2006	23.11	11.68	22.08

1/1/2007	3/30/2007	25.11	16.49	18.52
3/31/2007	6/29/2007	19.73	14.95	16.58
6/30/2007	9/28/2007	22.38	16.12	17.86
9/29/2007	12/31/2007	21.00	12.60	14.29

1/1/2008	3/31/2008	14.94	9.80	13.33
4/1/2008	6/30/2008	41.90	12.96	38.50
7/1/2008	9/30/2008	61.24	24.68	34.45
10/1/2008	12/31/2008	40.00	21.92	32.76

1/1/2009	3/31/2009	36.34	8.83	13.48
4/1/2009	6/30/2009	26.75	11.77	20.19
7/1/2009	9/30/2009	38.34	18.13	35.99
10/1/2009	12/10/2009	52.53	30.72	41.24

1/1/2010	1/26/2010	51.94	36.69	37.94

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	9.27	8.44	8.83
4/1/2006	6/30/2006	10.03	7.85	8.93
7/1/2006	9/29/2006	9.17	7.78	8.18
9/30/2006	12/29/2006	11.91	8.00	10.94

1/1/2007	3/30/2007	14.58	10.93	14.01
3/31/2007	6/29/2007	18.16	13.48	17.50
6/30/2007	9/28/2007	28.64	17.37	22.13
9/29/2007	12/31/2007	28.00	19.72	27.13

1/1/2008	3/31/2008	28.00	16.67	21.10
4/1/2008	6/30/2008	29.83	19.39	25.05
7/1/2008	9/30/2008	28.00	20.97	26.23
10/1/2008	12/31/2008	27.33	15.34	25.80

1/1/2009	3/31/2009	33.66	21.35	32.00
4/1/2009	6/30/2009	63.69	30.57	59.12
7/1/2009	9/30/2009	75.89	53.18	73.84
10/1/2009	12/10/2009	82.96	59.60	81.47

1/1/2010	1/26/2010	85.97	78.12	80.25

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	35.37	31.53	33.43
4/1/2006	6/30/2006	35.22	31.00	34.84
7/1/2006	9/29/2006	36.40	32.96	35.01
9/30/2006	12/29/2006	36.47	32.18	34.21

1/1/2007	3/30/2007	37.16	33.69	34.94
3/31/2007	6/29/2007	37.00	34.05	34.40
6/30/2007	9/28/2007	35.43	26.50	30.73
9/29/2007	12/31/2007	32.33	23.26	25.45

1/1/2008	3/31/2008	25.57	19.75	22.64
4/1/2008	6/30/2008	24.88	17.69	17.81
7/1/2008	9/30/2008	19.99	3.51	8.61
10/1/2008	12/31/2008	8.50	0.70	2.83

1/1/2009	3/31/2009	3.38	0.78	1.90
4/1/2009	6/30/2009	7.41	1.75	6.99
7/1/2009	9/30/2009	13.68	5.02	11.95
10/1/2009	12/10/2009	12.40	8.37	11.35

1/1/2010	1/26/2010	13.78	11.52	13.05

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	42.39	29.75	39.72
4/1/2006	6/30/2006	54.75	39.97	52.72
7/1/2006	9/29/2006	54.10	41.20	48.78
9/30/2006	12/29/2006	56.89	44.53	55.66

1/1/2007	3/30/2007	59.30	48.46	54.15
3/31/2007	6/29/2007	75.66	52.18	73.97
6/30/2007	9/28/2007	122.78	73.58	119.40
9/29/2007	12/31/2007	125.68	80.54	97.00

1/1/2008	3/31/2008	95.58	52.76	54.01
4/1/2008	6/30/2008	56.94	39.75	42.84
7/1/2008	9/30/2008	49.89	30.73	33.94
10/1/2008	12/31/2008	33.92	14.40	19.17

1/1/2009	3/31/2009	23.50	15.02	21.21
4/1/2009	6/30/2009	26.29	19.40	23.82
7/1/2009	9/30/2009	38.20	22.20	37.74
10/1/2009	12/10/2009	39.65	26.54	30.70

1/1/2010	1/26/2010	37.24	30.85	33.15

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	37.67	32.90	36.80
4/1/2006	6/30/2006	38.31	34.24	35.68
7/1/2006	9/29/2006	38.15	34.48	37.44
9/30/2006	12/29/2006	38.63	35.73	38.03

1/1/2007	3/30/2007	39.90	35.94	37.47
3/31/2007	6/29/2007	38.96	34.15	34.33
6/30/2007	9/28/2007	37.09	31.38	32.33
9/29/2007	12/31/2007	34.05	21.04	23.45

1/1/2008	3/31/2008	27.23	19.00	21.95
4/1/2008	6/30/2008	26.12	10.00	10.98
7/1/2008	9/30/2008	18.48	7.93	11.94
10/1/2008	12/31/2008	15.20	4.99	8.52

1/1/2009	3/31/2009	9.35	4.83	7.87
4/1/2009	6/30/2009	9.82	4.40	5.24
7/1/2009	9/30/2009	7.07	4.40	6.50
10/1/2009	12/10/2009	6.85	5.29	5.55

1/1/2010	1/26/2010	7.75	5.65	6.89

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	58.03	38.44	56.66
4/1/2006	6/30/2006	78.90	54.68	77.86
7/1/2006	9/29/2006	77.86	57.68	68.35
9/30/2006	12/29/2006	97.25	66.06	89.48

1/1/2007	3/30/2007	109.45	81.00	86.61
3/31/2007	6/29/2007	91.93	71.24	76.39
6/30/2007	9/28/2007	142.75	75.56	133.42
9/29/2007	12/31/2007	148.76	102.50	103.05

1/1/2008	3/31/2008	105.38	70.00	73.64
4/1/2008	6/30/2008	83.13	45.30	47.44
7/1/2008	9/30/2008	59.17	30.56	36.11
10/1/2008	12/31/2008	37.00	2.89	5.93

1/1/2009	3/31/2009	9.15	1.38	3.01
4/1/2009	6/30/2009	10.84	3.08	7.86
7/1/2009	9/30/2009	19.73	6.32	16.84
10/1/2009	12/10/2009	18.84	12.95	14.94

1/1/2010	1/26/2010	19.12	15.52	16.21

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2007	3/30/2007	5.00	1.10	5.00
3/31/2007	6/29/2007	5.50	3.40	5.25
6/30/2007	9/28/2007	6.50	4.27	4.95
9/29/2007	12/31/2007	8.45	4.40	6.95

1/1/2008	3/31/2008	7.30	5.65	7.09
4/1/2008	6/30/2008	16.40	6.95	13.28
7/1/2008	9/30/2008	14.00	5.14	8.13
10/1/2008	12/31/2008	8.13	2.05	2.60

1/1/2009	3/31/2009	4.24	2.01	3.60
4/1/2009	6/30/2009	8.89	3.40	6.37
7/1/2009	9/30/2009	8.44	4.74	8.40
10/1/2009	12/10/2009	12.66	7.65	11.84

1/1/2010	1/26/2010	13.86	11.53	11.66

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	23.32	16.00	23.16
4/1/2006	6/30/2006	24.91	15.98	16.10
7/1/2006	9/29/2006	16.55	13.88	14.56
9/30/2006	12/29/2006	16.84	13.41	14.09

1/1/2007	3/30/2007	19.50	13.54	18.13
3/31/2007	6/29/2007	18.58	15.45	16.02
6/30/2007	9/28/2007	17.25	13.52	16.27
9/29/2007	12/31/2007	19.23	5.24	6.34

1/1/2008	3/31/2008	7.06	4.21	5.00
4/1/2008	6/30/2008	7.36	4.96	5.39
7/1/2008	9/30/2008	8.94	5.00	5.97
10/1/2008	12/31/2008	6.50	1.14	3.07

1/1/2009	3/31/2009	9.51	3.02	8.59
4/1/2009	6/30/2009	16.74	8.40	16.58
7/1/2009	9/30/2009	18.09	12.36	17.46
10/1/2009	12/10/2009	17.40	9.60	10.03

1/1/2010	1/26/2010	14.17	10.15	11.17

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	23.81	20.38	23.44
4/1/2006	6/30/2006	24.39	19.33	19.99
7/1/2006	9/29/2006	20.80	15.92	17.15
9/30/2006	12/29/2006	20.63	16.75	18.89

1/1/2007	3/30/2007	20.42	16.93	18.96
3/31/2007	6/29/2007	23.42	18.89	20.71
6/30/2007	9/28/2007	22.64	17.24	19.00
9/29/2007	12/31/2007	19.70	12.96	13.13

1/1/2008	3/31/2008	13.16	5.48	6.69
4/1/2008	6/30/2008	9.94	6.27	9.50
7/1/2008	9/30/2008	9.75	5.75	6.10
10/1/2008	12/31/2008	6.72	1.35	1.83

1/1/2009	3/31/2009	4.20	1.83	3.57
4/1/2009	6/30/2009	5.94	3.49	4.81
7/1/2009	9/30/2009	4.91	3.47	3.95
10/1/2009	12/10/2009	4.41	2.78	3.66

1/1/2010	1/26/2010	4.23	3.32	3.41

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	78.75	52.44	76.85
4/1/2006	6/30/2006	80.19	64.87	73.30
7/1/2006	9/29/2006	78.86	60.82	68.01
9/30/2006	12/29/2006	98.45	66.52	93.85

1/1/2007	3/30/2007	114.60	89.06	94.86
3/31/2007	6/29/2007	107.98	85.53	89.65
6/30/2007	9/28/2007	168.80	88.41	157.56
9/29/2007	12/31/2007	176.14	110.50	112.13

1/1/2008	3/31/2008	124.77	90.90	100.64
4/1/2008	6/30/2008	116.54	77.66	81.35
7/1/2008	9/30/2008	119.74	69.27	81.64
10/1/2008	12/31/2008	83.69	28.06	42.26

1/1/2009	3/31/2009	55.41	14.50	19.97
4/1/2009	6/30/2009	50.77	19.52	35.30
7/1/2009	9/30/2009	74.90	29.05	70.89
10/1/2009	12/10/2009	71.50	51.73	58.23

1/1/2010	1/26/2010	72.85	60.92	62.85

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	64.47	48.05	60.68
4/1/2006	6/30/2006	77.77	56.15	70.12
7/1/2006	9/29/2006	70.66	53.63	57.68
9/30/2006	12/29/2006	79.01	54.18	73.14

1/1/2007	3/30/2007	101.60	68.83	99.17
3/31/2007	6/29/2007	127.26	99.07	108.75
6/30/2007	9/28/2007	116.37	74.41	105.94
9/29/2007	12/31/2007	121.12	85.05	120.91

1/1/2008	3/31/2008	128.30	91.11	126.87
4/1/2008	6/30/2008	196.00	122.00	184.78
7/1/2008	9/30/2008	182.79	68.62	77.61
10/1/2008	12/31/2008	77.92	20.71	37.20

1/1/2009	3/31/2009	41.47	16.66	21.13
4/1/2009	6/30/2009	43.15	20.17	35.74
7/1/2009	9/30/2009	51.65	29.35	44.37
10/1/2009	12/10/2009	58.19	33.25	55.12

1/1/2010	1/26/2010	66.45	49.48	49.61

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	48.58	35.14	36.53
4/1/2006	6/30/2006	38.84	31.52	38.68
7/1/2006	9/29/2006	38.62	25.76	32.12
9/30/2006	12/29/2006	43.25	30.58	39.46

1/1/2007	3/30/2007	42.00	36.30	39.79
3/31/2007	6/29/2007	74.72	39.55	68.41
6/30/2007	9/28/2007	94.26	68.01	93.15
9/29/2007	12/31/2007	101.09	76.50	92.64

1/1/2008	3/31/2008	97.43	61.20	71.30
4/1/2008	6/30/2008	84.88	70.65	73.33
7/1/2008	9/30/2008	91.75	61.32	72.76
10/1/2008	12/31/2008	71.99	34.68	51.28

1/1/2009	3/31/2009	75.61	47.63	73.44
4/1/2009	6/30/2009	88.56	71.71	83.66
7/1/2009	9/30/2009	94.50	75.41	93.36
10/1/2009	12/10/2009	145.91	88.27	134.52

1/1/2010	1/26/2010	136.61	118.12	119.48

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	62.25	35.47	61.18
4/1/2006	6/30/2006	87.50	54.78	69.24
7/1/2006	9/29/2006	70.38	55.00	62.19
9/30/2006	12/29/2006	98.72	59.82	90.68

1/1/2007	3/30/2007	110.00	85.10	106.69
3/31/2007	6/29/2007	119.70	99.17	104.88
6/30/2007	9/28/2007	116.25	80.00	109.95
9/29/2007	12/31/2007	115.55	82.59	86.40

1/1/2008	3/31/2008	87.32	59.00	71.36
4/1/2008	6/30/2008	85.49	58.40	59.28
7/1/2008	9/30/2008	58.85	26.60	29.55
10/1/2008	12/31/2008	29.74	15.00	25.53

1/1/2009	3/31/2009	31.83	16.92	21.93
4/1/2009	6/30/2009	44.09	21.22	34.93
7/1/2009	9/30/2009	36.95	25.80	34.99
10/1/2009	12/10/2009	46.31	29.62	44.77

1/1/2010	1/26/2010	53.39	41.43	42.46

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	35.57	27.75	31.41
4/1/2006	6/30/2006	33.79	26.81	30.25
7/1/2006	9/29/2006	33.76	28.06	28.98
9/30/2006	12/29/2006	34.27	27.90	29.05

1/1/2007	3/30/2007	31.83	27.27	30.88
3/31/2007	6/29/2007	37.75	30.88	34.60
6/30/2007	9/28/2007	37.55	31.38	35.26
9/29/2007	12/31/2007	41.19	34.90	39.20

1/1/2008	3/31/2008	49.87	34.42	46.15
4/1/2008	6/30/2008	68.10	45.25	65.96
7/1/2008	9/30/2008	74.00	31.15	35.86
10/1/2008	12/31/2008	35.46	9.84	16.17

1/1/2009	3/31/2009	20.13	13.27	17.06
4/1/2009	6/30/2009	24.66	16.43	19.83
7/1/2009	9/30/2009	29.49	16.92	28.40
10/1/2009	12/10/2009	30.00	22.06	25.88

1/1/2010	1/26/2010	29.22	26.32	26.53

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	30.98	18.99	29.68
4/1/2006	6/30/2006	33.10	23.75	32.40
7/1/2006	9/29/2006	37.80	24.33	26.58
9/30/2006	12/29/2006	33.00	24.00	28.74

1/1/2007	3/30/2007	33.75	25.47	32.64
3/31/2007	6/29/2007	45.75	31.95	43.77
6/30/2007	9/28/2007	49.10	31.61	41.64
9/29/2007	12/31/2007	49.13	39.54	40.58

1/1/2008	3/31/2008	41.00	25.22	27.26
4/1/2008	6/30/2008	33.00	23.03	23.91
7/1/2008	9/30/2008	24.26	16.49	18.42
10/1/2008	12/31/2008	18.38	7.51	12.63

1/1/2009	3/31/2009	16.84	11.80	12.79
4/1/2009	6/30/2009	18.40	12.09	13.11
7/1/2009	9/30/2009	15.15	12.00	13.92
10/1/2009	12/10/2009	16.54	11.03	12.04

1/1/2010	1/26/2010	13.77	12.55	12.99

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

4/1/2006	6/30/2006	40.27	31.82	38.70
7/1/2006	9/29/2006	42.58	33.86	35.65
9/30/2006	12/29/2006	42.32	32.41	39.91

1/1/2007	3/30/2007	43.32	36.19	39.57
3/31/2007	6/29/2007	42.88	36.63	37.89
6/30/2007	9/28/2007	45.96	32.76	45.35
9/29/2007	12/31/2007	53.84	42.31	45.83

1/1/2008	3/31/2008	56.87	44.85	47.70
4/1/2008	6/30/2008	51.45	41.61	48.59
7/1/2008	9/30/2008	51.84	27.35	33.79
10/1/2008	12/31/2008	35.49	15.83	33.88

1/1/2009	3/31/2009	38.93	27.15	36.88
4/1/2009	6/30/2009	45.10	30.80	37.82
7/1/2009	9/30/2009	48.40	34.05	45.29
10/1/2009	12/10/2009	55.40	40.92	46.21

1/1/2010	1/26/2010	50.16	42.30	43.13

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	89.49	79.24	80.55
4/1/2006	6/30/2006	94.03	80.14	84.60
7/1/2006	9/29/2006	88.51	79.55	86.75
9/30/2006	12/29/2006	93.75	83.78	93.31

1/1/2007	3/30/2007	97.95	90.30	95.58
3/31/2007	6/29/2007	106.23	94.87	98.51
6/30/2007	9/28/2007	100.56	83.00	92.55
9/29/2007	12/31/2007	99.21	86.35	87.19

1/1/2008	3/31/2008	87.88	63.98	75.77
4/1/2008	6/30/2008	79.88	64.40	64.57
7/1/2008	9/30/2008	72.29	31.26	40.99
10/1/2008	12/31/2008	40.01	4.16	16.42

1/1/2009	3/31/2009	19.91	3.33	7.85
4/1/2009	6/30/2009	18.87	7.16	11.87
7/1/2009	9/30/2009	29.00	10.00	26.50
10/1/2009	12/10/2009	29.59	22.89	23.26

1/1/2010	1/26/2010	28.59	23.51	24.41

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	17.14	13.78	14.35
4/1/2006	6/30/2006	17.28	13.31	15.65
7/1/2006	9/29/2006	17.13	14.03	16.90
9/30/2006	12/29/2006	23.54	16.20	21.36

1/1/2007	3/30/2007	28.84	19.49	26.66
3/31/2007	6/29/2007	41.00	26.44	39.02
6/30/2007	9/28/2007	54.83	32.50	53.52
9/29/2007	12/31/2007	97.60	48.72	94.34

1/1/2008	3/31/2008	119.78	71.00	102.60
4/1/2008	6/30/2008	163.25	95.00	144.70
7/1/2008	9/30/2008	146.92	62.21	68.02
10/1/2008	12/31/2008	71.50	21.94	34.60

1/1/2009	3/31/2009	49.78	31.17	41.98
4/1/2009	6/30/2009	59.34	37.08	44.30
7/1/2009	9/30/2009	55.73	39.39	48.07
10/1/2009	12/10/2009	62.46	45.00	59.73

1/1/2010	1/26/2010	68.28	57.06	58.58

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution

We expect that delivery of the Notes will be made against payment for the Notes on or about January 29, 2010, which is the third business day following the Pricing Date (this settlement cycle being referred to as “T+3”).  See “Plan of Distribution” in the prospectus supplement.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or RBC Capital Markets Corporation.  This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

Royal Bank of Canada

Senior Global Medium-Term Notes, Series D

Reverse Convertible Notes

January 26, 2010